Exhibit 10.2

INTERNAL CORRESPONDENCE	LOCATION	Corporate Campus
	DATE	March 7, 2016
	WRITER	Doran N. Schwartz
	SUBJECT	Promotion
Confidential

Jason L. Vollmer
MDU Resources
Congratulations on your appointment to the position of Vice President, Chief Accounting Officer and Treasurer of MDU Resources Group, Inc. This position will report to me. You will be accepting the role of integrating the MDU Utilities Group, WBI Energy and MDU Resources finance teams into one organization in the coming months and I will be available to assist you in this process. I have every confidence in your abilities to do this and look forward to working closely on this major undertaking.
As a Section 16 officer your compensation requires approval from the Compensation Committee and the full Board. At the meeting March 8, 2016, I will recommend the following compensation terms:

•	Effective Date: The effective date of the promotion is March 19, 2016.

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Salary Grade and Base Salary: Your salary grade will increase to Grade “F”, and your base salary will increase from $150,000 annually to $205,000 annually. The salary increase will be effective March 19, 2016.

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EICP: Your Executive Incentive Compensation Plan (EICP) target award will increase from 35% of base salary to 40% of base salary. The EICP target will be weighted based on 80% combined results and 20% on MDUR EPS results. For purposes of calculating the 2016 EICP, we will prorate the calculation effective March 19, 2016.

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Long-Term Performance Based Incentive Plan (Performance Shares): Your targeted Performance Share Award will increase from 30% of base salary to 40% of base salary. We will seek approval to increase the Performance Shares which you were granted in February 2016 to reflect this new position with an effective date of January 1, 2016 or an increase from your prior grant of 2,616 shares to a total grant of 4,767 shares, an increase of 2,151 shares.

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"Target” Total Compensation: If we assume a “target” level of payment on the EICP and the LTIP, your proposed remuneration package (i.e., base salary + EICP at target + LTIP at target) will deliver $369,000.

Jason, congratulations on your increased roles and responsibilities. I know you will do great!

/s/ Doran N. Schwartz
Doran N. Schwartz
Vice President and Chief Financial Officer
MDU Resources Group, Inc.
cc:	D. Goodin
D. Anderson
A. Jones